AUGUST 2000 AMENDMENT TO
                            THE HAYNES HOLDINGS, INC.
                           EMPLOYEE STOCK OPTION PLAN


     WHEREAS, the Board of Directors and the shareholders holding more than 75% of the then outstanding shares of common stock of Haynes Holdings, Inc., a Delaware corporation, (hereinafter the "Company"), have previously established, in August 1989, and subsequently amended form time to time, the Haynes Holdings, Inc. Employee Stock Option Plan (which, as amended, is hereinafter the "Plan"); and

     WHEREAS, the Board of Directors of the Company and the shareholders holding more than 75% of the now outstanding shares of common stock of the Company have determined that it is in the best interest of the Company to again amend the Plan to increase the number of Options available to be granted;

     NOW THEREFOR, the Plan shall be amended as set forth below:

     1. Section 5(a) of the Plan shall be replaced in its entirety to read as follows:

          (a) Number of Shares. Subject to adjustment as provided in subsection 5(c) hereof, the aggregate number of Common Shares over which Options may be granted to Participants under this Plan shall be 1,415,880, including Options to purchase 556,004 Common Shares which were granted to certain individuals pursuant to that certain Stock Subscription Agreement dated as of August 1, 1989 (and subsequently amended), which agreement has been terminated.

          If any Option terminates without having been exercised in full, whether by expiration, cancellation, surrender, or otherwise, the number of Common Shares as to which such Option was not exercised shall be available for future grants of Options. During the period that Options granted hereunder are outstanding, the Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy all such outstanding Options, to the extent not yet exercised.

All other provisions of the Plan shall remain unaffected by this Amendment.

                                    EXHIBIT A